UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase and Sale Agreements

On July 20, 2023, Environmental Alternative Fuels, LLC (“EAF”), a wholly-owned subsidiary of EVO Transportation & Energy Services, Inc. (the “Company”), entered into the following agreements with Clean Energy, a California corporation: (a) the Asset Purchase and Sale Agreement and Joint Escrow Instructions (Tolleson) (the “Tolleson Agreement”) and (b) the Asset Purchase and Sale Agreement and Joint Escrow Instructions (Oak Creek) (the “Oak Creek Agreement,” and together with the Tolleson Agreement, the “Asset Purchase Agreements”).

The Tolleson Agreement provides for the sale of EAF’s real property in Tolleson, Arizona and the compressed natural gas fuel station located thereon to Clean Energy for a purchase price of $1.2 million. The Oak Creek Agreement provides for the sale of EAF’s real property in Oak Creek, Wisconsin and the compressed natural gas fuel station located thereon to Clean Energy for a purchase price of $1.2 million.

The Asset Purchase Agreements contain customary representations, warranties and covenants by EAF and Clean Energy and are subject to customary closing conditions, including completion of due diligence by Clean Energy. The Company expects the sales under the Asset Purchase Agreements to close in the third quarter of 2023.

The foregoing summary descriptions of the Asset Purchase Agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of the agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Equipment Purchase Agreement

On July 20, 2023, EAF also entered into an Equipment Purchase Agreement (“Equipment Agreement”) with California Clean Energy, Inc. (“CCE”), whereby EAF agreed to sell certain equipment and other assets located in Fort Worth, Texas for a purchase price of $800,000. The Equipment Agreement contains customary representations, warranties and covenants by EAF and CCE and is subject to customary closing conditions. The Company expects the sale under the Equipment Agreement to occur in the third quarter of 2023.

The foregoing summary description of the Equipment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equipment Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The net proceeds from the sales under the Asset Purchase Agreements and the Equipment Agreement will be used for mandatory pay down of the Loan Agreement, dated December 14, 2020, among EVO Holding Company, LLC, Ritter Transport, Inc., John W. Ritter Trucking, Inc., Johmar Leasing Company, LLC and Ritter Transportation Systems, Inc., as borrowers, EVO Transportation & Energy Services, Inc., as guarantor, and Commerce Bank of Arizona, Inc.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this Current Report on Form 8-K. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “will,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” and similar expressions and the negatives of those terms. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause the Company’s actual results to differ materially from the results anticipated by the Company’s forward-looking statements is included in the reports the Company has filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. All information provided in this

Current Report on Form 8-K is as of the date hereof, and the Company undertakes no duty to update this information unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Asset Purchase and Sale Agreement and Joint Escrow Instructions (Tolleson), dated July 20, 2023, between Environmental Alternative Fuels, LLC and Clean Energy.
10.2	Asset Purchase and Sale Agreement and Joint Escrow Instructions (Oak Creek), dated July 20, 2023, between Environmental Alternative Fuels, LLC and Clean Energy.
10.3	Equipment Purchase Agreement, dated July 20, 2023, between Environmental Alternative Fuels, LLC and California Clean Energy, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2023	By:	/s/ Melinda Wang
	Its:	Executive Vice President, General Counsel and Secretary